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                                   Exhibit 8.1

                                                       [PERKINS COIE LETTERHEAD]

                                              1211 S.W. Fifth Avenue, Suite 1500
                                                         Portland, OR 97204-3715
                                                             PHONE: 503-727-2000
                                                               FAX: 503-727-2222
                                                             www.perkinscoie.com

February 11, 2003


Teekay Shipping Corporation
TK House
Bayside Executive Park
West Bay Street and Blake Road
P.O. Box AP-59213
Nassau, Commonwealth of the Bahamas

RE:      REGISTRATION STATEMENT ON FORM F-3

Ladies and Gentlemen:

         We have acted as counsel to Teekay Shipping Corporation, a Republic of The Marshall Islands corporation (the "Company"), in connection with the issuance and sale (the "Offering") by the Company of 5,000,000 PEPS Units (or up to 5,750,000 PEPS Units if the underwriters exercise their over-allotment option in full). The PEPS Units will be issued pursuant to the Company's Registration Statement, including the Prospectus therein, on Form F-3 (No. 333-102594) filed by the Company with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and declared effective February 4, 2003 (the "Registration Statement"). At your request, we have examined the Company's Prospectus supplement filed by the Company with the Commission on February 11, 2003 in connection with the Offering (the "Prospectus Supplement").

         You have requested our opinion regarding the accuracy of the United States federal income tax matters described in the Prospectus Supplement under the caption "Tax Consequences - Material United States Federal Income Tax Consequences."

         In rendering our opinion, we have examined the Registration Statement, the Prospectus Supplement and such other documents as we have deemed necessary or appropriate. We have relied upon the truth and accuracy at all relevant times of (i) the facts, statements and representations contained in the Registration Statement and Prospectus Supplement and (ii) certain factual representations made by the Company. We also have assumed, without any independent investigation, the authenticity of original documents submitted to us, the conformity to the originals of documents





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Teekay Shipping Corporation
February 11, 2003
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submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof.



         Based upon the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that the discussion set forth in the Prospectus Supplement under the caption "Tax Consequences - Material United States Federal Income Tax Consequences," to the extent it constitutes descriptions of legal matters or legal conclusions, is accurate in all material respects.

         This opinion represents our best judgment regarding the application of the United States federal income tax laws in effect as of the date hereof, including the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, published rulings and administrative practices of the Internal Revenue Service (the "Service") and court decisions. Our opinion is not binding on the Service or the courts, and there is no assurance that the Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. We undertake no responsibility to advise you of any subsequent changes of the facts, statements, representations or assumptions herein, or of any new developments in the application or interpretation of the United States federal income tax laws. In the event any one of the facts, statements, representations, or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         This opinion addresses only the matters described above, and does not address any other United States federal state, local or foreign tax consequences that may result from the purchase, ownership and disposition of PEPS Units, purchase contracts, notes and Treasury securities that are or may be the components of a PEPS Unit, and shares of the Company's common stock acquired under a purchase contract, or any other transaction undertaken in connection with the Offering. Furthermore, we express no opinion as to the United States federal income taxation of the Company under Sections 882, 883 or 887 of the Code.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Legal Matters" in the



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Teekay Shipping Corporation
February 11, 2003
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Prospectus Supplement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act.

Very truly yours,


S/PERKINS COIE LLP